Exhibit 5.1

FRESHFIELDS BRUCKHAUS DERINGER

The Directors
Powergen plc
53 New Broad Street
London
EC2M 1SL

12 February 2001

Dear Sirs

Registration Statement on Form S-S

This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the Act), of 20,000,000 ordinary shares of 50 pence each (Shares) in the capital of Powergen plc, a company registered in England and Wales, (the Company) to be issued pursuant to the LG&E Energy Corp. Savings Plan, the 401(K) Savings Plan for Employees of Louisville Gas and Electric Company who are Represented by Local 2100 of IBEW, and WKE Corp. Bargaining Employees’ Savings Plans (the Plans). We understand that a registration statement on Form S-8 (the Registration Statement) is being filed under the Act with respect to the Shares.

We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined:

(i)	the Registration Statement to be filed under the Act;
(ii)	a certificate of the Secretary of the Company certifying, amongst other matters, that all Shares in issue have been validly issued and are fully-paid and are not subject to calls for additional payments of any kind;

(iii)	a copy of the Company’s Certificate of Incorporation dated 19 June 1998 and Certificate of Incorporation on Change of Name dated 9 December 1998;
(iv)	copies of the Memorandum and Articles of Association of the Company as currently in force (the Memorandum and the Articles respectively;
(v)	a copy of the rules of the Plans; and
(vi)	such other documents as we deem necessary to form this opinion

FRESHFIELDS BRUCKHAUS DERINGER

and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents

Where relevant facts material to this opinion were not independently established, we have relied upon statements of officers of the Company. In considering the above documents and in rendering this opinion we have with your consent and without any further enquiry assumed:

(i)	Shares will be issued and paid for in accordance with the terms of the Plans, the memorandum and articles of association of the Company in force at the relevant time and the relevant provisions of the United Kingdom Companies Act 1985, as amended;

(ii)	the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;
(iii)	the conformity to originals of all documents supplied to us as photocopies or facsimile copies;
(iv)	that the Company’s Certificate of Incorporation on Change of Name dated 9 December 1998 and the Memorandum and the Articles have not been amended and are currently in force;
(v)	that each general meeting of the shareholders of the Company at which resolutions were passed in connection with the allotment and issue of Shares was validly convened and constituted; that the resolutions referred to in the minutes of such meetings were duly passed and have not been amended, modified or revoked and are in full force and effect, and that such minutes are a true and correct record of the proceedings described therein;

(vi)	full compliance by the Company with the provisions of the Plans; and
(vii)	the Plans have not been amended or altered.

Based and relying solely upon the foregoing, we confirm that, in our opinion:

(a)	the Company is a public limited company duly organised and validly existing under the laws of England and Wales; and
(b)	all necessary corporate action on the part of the Company has been taken to authorise the issue or transfer of Shares as contemplated in the Registration Statement and when so issued or transferred (in the case of transfers of Securities in issue as at the date hereof) such Shares will be legally and validly issued and fully paid and not subject to calls for additional payments of any kind.

This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law.

FRESHFIELDS BRUCKHAUS DERINGER

Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts.

This opinion is given to you solely for your benefit and for the purposes of the Registration Statement to be filed under the Act. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purposes or quoted or referred to any public document without our prior written consent, except that we consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer